Exhibit 99
Captive Reinsurance Attachment Analysis Flow Only
As of June 30, 2008

		Quarterly
		Losses
		Incurred Ceded
	Book Year	(millions)
Excess of Loss
	2005	$1.1
	2006	$56.5
	2007	$12.8

Quota Share
	2005	$1.6
	2006	$2.5
	2007	$11.9

Total of XOL and QS		$86